UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2008

CHINA EDUCATION ALLIANCE, INC.
 (Exact name of registrant as specified in its charter)

North Carolina (State or other jurisdiction of incorporation)	000-52092 (Commission File Number)	56-2012361 (IRS Employer Identification No.)

58 Heng Shan Road, Kun Lun Shopping Mall Harbin, People’s Republic of China (Address of principal executive offices)	150090 (Zip Code)

Registrant’s telephone number, including area code: 86-451-8233-5794

Copies to:
Benjamin Tan, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32 Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On April 27, 2008, the Company entered into a Share Transfer Agreement with Mr. Yuli Guo (the “Vendor”) and Word Exchanges, Inc. (“WEI”) to purchase from the Vendor seventy (70) issued and outstanding ordinary shares in WEI, representing 70% of the entire issued share capital of WEI. In consideration for the said shares, the Company will issue to the Vendor 400,000 shares of its common stock, par value US$0.001 per share. The Vendor will retain the remaining 30% of the issued share capital of WEI. The Vendor has agreed not to transfer the shares of the Company to a third party for fifteen (15) years and to grant the shareholders of the Company a right of first refusal in the event he is desirous of selling such shares. The sale transaction closed on April 29, 2008.

Item 8.01.	Other Events

On April 30, 2008, the Company issued a press release annexed hereto as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits
10.1	Share Transfer Agreement dated April 27, 2008, by and between China Education Alliance, Yuli Guo and Word Exchanges, Inc.
99.1	Press Release, April 30, 2008, issued by China Education Alliance, Inc.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA EDUCATION ALLIANCE, INC.

Dated: April 30, 2008
	By:	/s/ Xiqun Yu
	Name:	Xiqun Yu
	Title:	Chief Executive Officer and President